       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2000
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                               11-2655906
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)              Identification Number)

                      1375 AKRON STREET, COPIAGUE, NY 11726
                                 (631) 789-2600

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

                             DAVID H. MURPHREE, ESQ.
                         BROWN, RUDNICK, FREED & GESMER
                              ONE FINANCIAL CENTER
                                BOSTON, MA 02111
                                 (617) 856-8200

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                           --------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.


If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                    Amount             Proposed           Proposed Maximum
          Title Of Each Class Of                    To Be           Maximum Offering     Aggregate Offering         Amount Of
        Securities To Be Registered               Registered       Price Per Share(1)           Price(1)         Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,                             14,000,000
par value $0.001 per share                         shares(2)            $1.59375                 $22,312,500          $5,890.50

====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and asked prices for the registrant's Class A common stock on April 27, 2000, as reported on the OTC Bulletin Board.

(2) Consists of 7,000,000 shares issuable upon conversion of outstanding shares of the registrant's Series A preferred stock and 7,000,000 shares issuable upon exercise of outstanding warrants. Also registered hereunder are such presently indeterminable number of additional shares of Class A common stock as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Class A common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 2, 2000

                                   PROSPECTUS
                                14,000,000 SHARES

                       AMERICAN BIOGENETIC SCIENCES, INC.

                              CLASS A COMMON STOCK

                               -------------------


           The stockholders of American Biogenetic Sciences, Inc. listed on page 7 of this prospectus are offering for sale 14,000,000 shares of our Class A common stock under this prospectus.

           The selling stockholders may offer their shares through public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from these sales. See "Plan of Distribution."

                            OTC Bulletin Board Symbol
                                     "MABA"

           On April 28, 2000, the closing price of a share of our Class A common stock on the OTC Bulletin Board was $1.75.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is ______, 2000

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................1
RISK FACTORS...............................................................2
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS...........................6
WHERE YOU CAN FIND MORE INFORMATION ABOUT US...............................6
USE OF PROCEEDS............................................................7
SELLING STOCKHOLDERS.......................................................7
PLAN OF DISTRIBUTION.......................................................8
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.............................9
LEGAL MATTERS..............................................................9
EXPERTS....................................................................9

                               PROSPECTUS SUMMARY

           This summary highlights some information from this prospectus. It may not contain all of the information important to you. To understand this offering fully and get a better understanding of our business and operations, you should read the entire prospectus carefully, including the risk factors and the documents we have incorporated by reference in the section "Where You Can Find More Information About Us."

           Please note that references in this prospectus to "we", "our" or "us" refer to American Biogenetic Sciences, Inc. and our subsidiary, Stellar Bio Systems, Inc., not to the selling stockholders.

           GENERAL INFORMATION ABOUT AMERICAN BIOGENETIC SCIENCES, INC.

           We are engaged in researching, developing and marketing cardiovascular and neurobiology products for commercial development. We commenced selling our products during the last quarter of 1997.

           Some of our products are designed to be used for IN VIVO, while others are designed for IN VITRO, diagnostic procedures. IN VIVO diagnostic procedures are those in which proteins or compounds are injected directly into the body or bloodstream to assess abnormal reactions or conditions. During IN VITRO procedures, blood, urine or other bodily fluid or tissue is extracted from the body and the diagnostic tests are performed in a test tube or other laboratory equipment.

           Our main products are:

           - Thrombus Precursor Protein test, referred to as the TpP(TM) test. This is an IN VITRO diagnostic test used to assess the risk of blood clots in the veins or arteries. This test is also used to monitor the performance of anti-clotting therapy or drugs used in the prevention of blood clots.

           - Functional Intact Fibrinogen test, referred to as the FiF(R) test. This is an IN VITRO diagnostic test which measures the levels of fibrinogen in blood. Fibrinogen is a protein used in the blood-clotting process.

           - Therapeutic neurocompounds. These are chemical compounds that have been identified for the treatment of epilepsy, migraine and mania and other diseases of the nervous system.

           - IN VITRO diagnostic products for infectious and auto-immune diseases. These products can determine the status of diseases such as human herpes and lupus.

           - Mouse serum. This serum is a blood component that lacks blood cells. IN VITRO diagnostic product manufacturers use it in diagnostic tests for various purposes.

           The company was incorporated in Delaware in September 1983. Our principal executive offices are located at 1375 Akron Street, Copiague, New York 11726, and our telephone number at that address is (631) 789-2600.

           As of April 20, 2000, we had 40,507,028 shares of Class A common stock and 3,000,000 shares of Class B common stock outstanding. As of that date, we also had 7,000 share of Series A preferred stock outstanding, which were immediately convertible into 7,000,000 shares of our Class A common stock. This prospectus relates to 7,000,000 shares of our Class A common stock that may be issued upon conversion of our Series A preferred stock and 7,000,000 shares of our Class A common stock that may be issued upon exercise of certain outstanding warrants.

                                  RISK FACTORS

BEFORE YOU BUY SHARES OF OUR CLASS A COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH THAT PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE IN THE SECTION "WHERE YOU CAN FIND MORE INFORMATION ABOUT US" BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR CLASS A COMMON STOCK.

RISKS ASSOCIATED WITH OUR LACK OF OPERATING HISTORY, HISTORY OF LOSSES AND FUTURE NEED FOR CAPITAL

OUR LACK OF SIGNIFICANT REVENUES FROM PRODUCT SALES AFFECTS OUR ABILITY TO GENERATE CASH

           We are a development stage company. Although we have products at various stages of development and have started to generate revenues, we may not generate significant revenues from product sales to advance beyond the development stage. Through December 31, 1999, we have received an aggregate of $1,384,000 in licensing fees, royalties and fees under collaborative agreements. Sales of the TpP and FiF tests and sales of Stellar's products since its acquisition on April 23, 1998, totaled $2,708,000 through December 31, 1999.

WE HAVE A HISTORY OF LOSSES, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS IN THE FUTURE

           Our research, development, and general and administrative expenses have resulted in significant losses in each year since our inception in 1983 and are expected to continue to result in significant losses for the foreseeable future. We have incurred the following losses since 1995:

Fiscal year ended:

      -    December 31, 1995..................... $5,607,000
      -    December 31, 1996..................... $7,700,000
      -    December 31, 1997..................... $7,147,000
      -    December 31, 1998..................... $7,548,000
      -    December 31, 1999......................$5,351,000

THE CYCLE FROM PRODUCT DEVELOPMENT TO COMMERCIALIZATION IS LENGTHY AND MAY RESULT IN DELAYS IN THE COMMERCIALIZATION OF OUR PRODUCTS

           Our existing products and our products under development are subject to the risks inherent in the development of most biotechnology products. We are unable to predict with any degree of certainty when, or if, we will complete the research, development and testing of products currently under development and future products or, if completed, whether we will obtain required regulatory approvals. In addition, we may not be able to produce our products in commercial quantities at reasonable costs, and our products may not be accepted by the medical community.

WE COULD BE REQUIRED TO CUT BACK OR STOP OPERATIONS IF WE ARE UNABLE TO RAISE OR OBTAIN NEEDED FINANCING

           The research, development, commercialization, manufacturing and marketing of our products will require financial resources that are significantly in excess of those presently available to us. We probably will need to seek additional financing, which may result in (1) borrowings that could affect our results of operations and create an obligation to repay loans and (2) the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. Such additional issuances of capital would result in a reduction of your percentage interest in our company. We may not be able to arrange financing or other third party arrangements necessary to fully develop and commercialize any of our products on acceptable terms or at all.

RISKS ASSOCIATED WITH THE INDUSTRY IN WHICH WE OPERATE

IF WE DO NOT OBTAIN AND MAINTAIN NECESSARY U.S. OR FOREIGN CLEARANCES OR MANUFACTURING AND MARKETING APPROVALS FOR OUR PRODUCTS, OUR BUSINESS AND OPERATIONS COULD BE ADVERSELY AFFECTED

           The investigation, manufacture, exportation, marketing and sale of diagnostic and therapeutic products in or from the United States is subject to regulation by the Food and Drug Administration, as well as by comparable foreign and state agencies. Although we have obtained pre-market clearance for some of our existing products, other products may not be approved by the FDA or other applicable foreign regulatory agencies. Any FDA, foreign and state regulatory approvals or clearances, once obtained, can be withdrawn or modified. Our inability to obtain and maintain any necessary United States or foreign clearances or manufacturing and marketing approvals for our products could have a material adverse effect on our business, financial condition and results of operations. In addition, our failure to comply with applicable government requirements could result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or pre-market approval for those products, withdrawal of marketing or manufacturing approvals, and criminal prosecutions.

WE MAY HAVE TO LOWER PRICES OR SPEND MORE MONEY TO EFFECTIVELY COMPETE AGAINST COMPANIES WITH GREATER RESOURCES THAN OURS, WHICH COULD RESULT IN LOWER REVENUES AND/OR PROFITS

           The biotechnology industry is characterized by rapid technological advances, evolving industry standards and technological obsolescence. While our TpP is a unique diagnostic test that measures the beginning stages of active clot formation, a feature which we believe has competitive advantages, this product faces competition from other diagnostic tests that measure blood clots during the breakdown stage after the blood clot has formed or that measure other clotting factors that assess the risk of future clots. Our FiF test faces competition from several other fibrinogen tests. Most of our competitors have financial resources and research and development staffs and facilities substantially greater than ours. We may not be able to compete successfully given this competitive environment. For example, if our competitors offer lower prices, we could be forced to lower our prices, which would result in reduced margins and may affect our revenues if we do not compensate for the reduced margins by increasing our sales volume. On the other hand, if we do not lower our prices with our competitors, we could lose sales and market share. In either case, if we are unable to compete against companies that can afford to cut prices, we would not be able to generate sufficient revenues to grow the company or reverse our history of losses.

           In addition, our competitors and others may develop products that may render our products obsolete or that have advantages over our products, such as greater accuracy and precision or greater acceptance by the medical community. Competing products may also get through the regulatory approval process sooner than our products, enabling our competitors to market their products earlier than we can. Usually, the first person to market a product has a significant marketplace advantage. In addition, other products now in use, presently undergoing the regulatory approval process or under development by others may perform functions similar to those of our existing products or products that we have under development.

A LACK OF ACCEPTANCE OF OUR PRODUCTS BY THE MEDICAL COMMUNITY COULD RESULT IN LOWER REVENUES

           The commercial success of our products is substantially dependent on acceptance and use of our products by the medical community. Our products may not be accepted by the medical community, or it may take a lengthy period of time to gain the necessary acceptance. Widespread acceptance of our products as useful additional tools for diagnosis and treatment will require educating the medical community about the products' benefits, reliability and effectiveness. In addition, the existence or development of competing products, which may be as or more effective than our products for a specific use, may adversely affect acceptance of our products.

WE MAY HAVE INCREASED EXPENSES IF OUR MARKETING EFFORTS ARE NOT SUCCESSFUL

           Our strategy is to seek arrangements with large pharmaceutical companies to market our products. In the event we are unable to enter into those arrangements in the future, or if our arrangements are not successful, we may seek to market our products through independent distributors or through sales representatives. Independent distributors may require us to develop a marketing program to support sales. In that event, we may incur additional expenses for the development of promotional literature and aides, promotional activities, the hiring of sales representatives and the conduct of additional studies in order to promote the interests of distributors in our products. We may not be able to develop those marketing arrangements on satisfactory terms, and we may not have the working capital necessary to establish the sales support generally required by independent distributors.

RISKS ASSOCIATED WITH OUR INTERNAL OPERATIONS AND POLICIES

SINCE WE DO NOT INTEND TO DECLARE DIVIDENDS IN THE FORESEEABLE FUTURE, THE RETURN ON YOUR INVESTMENT WILL DEPEND UPON APPRECIATION OF THE MARKET PRICE OF YOUR SHARES

           Our board of directors does not intend to declare any dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business operations. As a result, your return on your investment in our company will depend upon the appreciation, if any, in the market price of our common stock. The holders of our Series A preferred stock and our Class A and Class B common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for dividend payments. To date, we have not paid any cash dividends. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors.

THE LOSS OF THE SERVICES OF MR. ROACH OR MR. NORTH COULD ADVERSELY AFFECT OUR BUSINESS AND PROSPECTS AND OUR ABILITY TO RECRUIT OR RETAIN QUALIFIED PERSONNEL

           Our success may depend upon the efforts of (1) Alfred J. Roach, the Chairman of our board of directors and one of our major stockholders, and (2) Mr. John S. North, our President and Chief Executive Officer. Mr. Roach is not subject to any employment agreement. Our employment agreement with Mr. North expires on November 15, 2001. Each of these executives is subject to earlier termination in certain cases. We do not maintain life insurance on the lives of Mr. Roach or Mr. North. The loss of the services of Mr. Roach or Mr. North could adversely affect our business and prospects. In addition, because of the nature of our business, our success depends upon our ability to attract and retain technologically qualified personnel, particularly research scientists. There is substantial competition for qualified personnel, including competition from companies with substantially greater resources than ours. We may not be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business and effectively compete in our industry, and the loss of Mr. Roach or Mr. North could make recruitment and retention even more difficult.

RISKS WHICH MAY DILUTE THE VALUE OF YOUR SHARES OF OUR COMMON STOCK OR LIMIT THE EFFECT OF YOUR VOTING POWER

OUR COMMON STOCK IS ONLY TRADED ON THE OVER-THE-COUNTER MARKET, AND NASDAQ MAY DENY OUR REQUEST FOR REINSTATEMENT ON THE NASDAQ SMALLCAP MARKET, WHICH COULD NEGATIVELY AFFECT THE PRICE AND LIQUIDITY OF THE COMMON STOCK

           On January 6, 2000, the Nasdaq Stock Market, Inc. delisted our Class A common stock from the Nasdaq SmallCap Market. Our Class A common stock currently trades on the OTC Bulletin Board. We have requested review of the delisting decision, and we are seeking reinstatement on the Nasdaq SmallCap Market. If we fail to obtain reinstatement of our Nasdaq SmallCap Market listing, the market value of our Class A common stock could decline, certain regulatory rules will apply, and stockholders may find it more difficult to dispose of their shares.

THE PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE

           The price of our Class A common stock is highly volatile. During the period from January 1, 1999 to April 20, 2000, the closing bid price of our Class A common stock has ranged from a high of $6.41 in March 2000 to a low of $0.25 in September 1999. We believe that the volatile fluctuations of the market price are based on a number of factors, including (1) the number of shares in the market at the time as well as the number of shares we may be required to issue in the future, compared to the market demand for our shares; (2) our performance, including the development and commercialization of our products and proposed products; and (3) general economic and market conditions. Following periods of volatility in the market price of a company's securities, securities class action lawsuits have often been instituted against such a company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business.

AMERICAN BIOGENETIC SCIENCES, INC. IS CONTROLLED BY ALFRED J. ROACH, WHO MAY SUBSTANTIALLY DETERMINE THE OUTCOME OF PROPOSALS SUBMITTED TO THE STOCKHOLDERS

           As of April 20, 2000, Alfred J. Roach, the Chairman of our Board of Directors, owned and had the power to vote all 3,000,000 outstanding shares of our Class B common stock and 4,472,250 shares of our Class A common stock. Each share of Class B common stock is entitled to ten votes, while each share of Class A common stock is entitled to one vote. Accordingly, as of April 20, 2000, Mr. Roach was entitled to cast approximately 48.9% of all votes at meetings of stockholders or by consent without a meeting. As a result, Mr. Roach will be able to exercise significant control over our company through his practical ability to determine the outcome of votes of stockholders regarding, among other things, nomination and election of directors and approval of significant transactions. Mr. Roach's holdings could increase in the future through conversion of his 1,000 shares of Series A preferred stock into 1,000,000 shares of Class A common stock, and through his exercise of options and warrants to purchase an additional 2,410,000 shares of our Class A common stock, which he may exercise at any time.

WE HAVE A SUBSTANTIAL NUMBER OF SHARES RESERVED FOR FUTURE ISSUANCE WHICH, WHEN ISSUED, WILL REDUCE YOUR PERCENTAGE OF OWNERSHIP AND VOTING POWER AND MAY AFFECT THE PRICE OF YOUR SHARES OF OUR COMMON STOCK

           The issuance of a significant number of shares of stock would dilute the percentage ownership of existing stockholders and could have a significant adverse effect on the market price of our Class A common stock. As of April 20, 2000, we had outstanding 40,507,028 shares of Class A common stock. On that date, we had an additional 24,768,340 shares of Class A common stock reserved for possible future issuance upon conversion of our Class B common stock and Series A preferred stock and upon exercise of outstanding options and warrants, including the 14,000,000 shares of Class A common stock covered by this prospectus.

           In addition, we may in the future seek additional financing, which may result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock.

A SIGNIFICANT NUMBER OF RESTRICTED SHARES MAY BE RESOLD UNDER THIS PROSPECTUS OR RULE 144, WHICH MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

           Future sales of substantial amounts of shares in the public market, or the perception that those sales could occur, could adversely affect the market price of our Class A common stock. Of the 40,507,028 shares of Class A common stock outstanding as of April 20, 2000, approximately 36,141,101 shares are presently freely transferable without restriction under the Securities Act and 4,365,927 shares are "restricted shares" that may be sold under an exemption from registration under the Securities Act. In addition, the selling stockholders may convert outstanding shares of Series A preferred stock and outstanding warrants into 14,000,000 shares of Class A common stock and sell those shares under this prospectus.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

           Some of the information in this prospectus and in the documents we have incorporated by reference may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those statements can generally be identified by the use of forward-looking words like "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. These statements discuss future expectations, or state other "forward-looking" information. When considering those statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the other documents filed with the SEC that we have referred you to. The risk factors noted in this section and other factors noted in this prospectus could cause our actual results to differ materially from those contained in any forward-looking statements.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

           We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

           We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our Class A common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement, as well as the documents discussed below.

           The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information.

           This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

           We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-19041) until all of the shares are sold:

           -          Annual Report on Form 10-K for the year ended December 31,
                      1999; and

           - The description of our Class A common stock contained in the registration statement on Form 8-A filed on February 26, 1991, including all amendments or reports filed for the purpose of updating that description.

           You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                           Attention: Chief Financial Officer
                           American Biogenetic Sciences, Inc.
                           1375 Akron Street
                           Copiague, New York 11726
                           (631) 789-2600

           You can review and copy the registration statement, its exhibits and schedules, as well as the documents listed below, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

                                 USE OF PROCEEDS

           The selling stockholders are selling all of the shares covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the shares.

           We prepared this prospectus to satisfy our obligations to the selling stockholders to register their shares. We will bear the expenses relating to this registration, other than selling discounts and commissions, which will be paid by the selling stockholders.

                              SELLING STOCKHOLDERS

           The selling stockholders named below may offer and sell up to 14,000,000 shares of our Class A common stock under this prospectus. We will not receive any proceeds from those sales.

           The 14,000,000 shares of our Class A common stock that we are registering under this prospectus consist of shares that may be issued to the selling stockholders upon the conversion of securities that we issued in a private placement transaction on March 3, 2000. In that transaction, we issued 7,000 shares of our Series A preferred stock, which are convertible into 7,000,000 shares of Class A common stock, and warrants to purchase 7,000,000 shares of our Class A common stock to the selling stockholders for an aggregate purchase price of $3,500,000. We agreed to register these shares under the Securities Act at our expense, other than selling discounts and commissions, which will be paid for by the selling stockholders.

           The following table lists information regarding the selling stockholders' beneficial ownership of shares of our Class A common stock as of April 20, 2000, and as adjusted to reflect the sale of the shares.

           Information concerning the selling stockholders, their pledgees, donees and other non-sale transferees who may become selling stockholders may change from time to time. To the extent the selling stockholders or any of their representatives advise us of such changes, we will report those changes in a prospectus supplement to the extent required. See "Plan of Distribution."

                                          SHARES OF                               SHARES OF CLASS A COMMON
                                         COMMON STOCK                                STOCK  BENEFICIALLY
                                          OWNED PRIOR            SHARES OF        OWNED AFTER THE OFFERING
                                            TO THE             COMMON STOCK       ------------------------
NAME                                       OFFERING             TO BE SOLD        NUMBER           PERCENT
----                                     ------------          ------------       ------           -------

Alfred J. Roach                          10,882,250(1)          2,000,000(2)      8,882,250          12%
Biotechnology Value Fund, L.P.            4,200,000(3)          4,200,000                 0            *
Biotechnology Value Fund II, L.P.         7,200,000(4)          7,200,000                 0            *
Investment 10 L.L.C.                        600,000(5)            600,000                 0            *


-----------------------
* Less than 1%

(1) Includes: (i) 3,000,000 shares of Class A common stock issuable upon conversion of currently outstanding shares of Class B common stock;
           (ii) 1,000,000 shares of Class A common stock issuable upon conversion of 1,000 currently outstanding shares of Series A preferred stock; (iii) 1,000,000 shares of Class A common stock issuable upon exercise of currently exercisable stock purchase warrants; and (iv) 1,410,000 shares of Class A common stock issuable upon exercise of presently exercisable options. The warrants are exercisable at $1.00 per share, and options are exercisable at prices ranging from $0.28 to $5.50 per share. Each share of Class B common stock is entitled to ten votes per share. Percent assumes the conversion of the shares of Class B common stock and Series A common stock and the exercise of the options and warrants held by Mr. Roach. Mr. Roach has been Chairman of our Board of Directors since 1983 and also served as our Chief Executive Officer from September 1983 until November 1998.
(2) Consists of (i) 1,000,000 shares of Class A common stock issuable upon conversion of 1,000 currently outstanding shares of Series A preferred stock and (ii) 1,000,000 shares of Class A common stock issuable upon exercise of currently exercisable stock purchase warrants.
(3) Consists of (i) 2,100,000 shares of Class A common stock issuable upon conversion of 2,100 currently outstanding shares of Series A preferred stock and (ii) 2,100,000 shares of Class A common stock issuable upon exercise of currently exercisable stock purchase warrants.
(4) Consists of (i) 3,600,000 shares of Class A common stock issuable upon conversion of 3,600 currently outstanding shares of Series A preferred stock and (ii) 3,600,000 shares of Class A common stock issuable upon exercise of currently exercisable stock purchase warrants.

(5) Consists of (i) 300,000 shares of Class A common stock issuable upon conversion of 300 currently outstanding shares of Series A preferred stock and (ii) 300,000 shares of Class A common stock issuable upon exercise of currently exercisable stock purchase warrants.

                              PLAN OF DISTRIBUTION

           The selling stockholders and their pledgees, donees, transferees and other non-sale transferees may offer their shares at various times in one or more of the following transactions:

           -          in the over-the-counter market; or

           -          in privately negotiated transactions

at prevailing market prices at the time of sale, at prices related to those prevailing market prices, at negotiated prices or at fixed prices.

           The selling stockholders may also sell the shares under Rule 144 instead of under this prospectus, if Rule 144 is available for those sales.

           The transactions in the shares covered by this prospectus may be carried out by one or more of the following methods:

           - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

           - purchases by a broker or dealer as principal, and the resale by that broker or dealer for its account under this prospectus, including resale to another broker or dealer;

           - block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or

           - negotiated transactions between selling stockholders and purchasers, with or without a broker or dealer.

           The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. Any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

           As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and any of the selling stockholders with respect to the offer or sale of the shares under this prospectus.

           We have advised the selling stockholders that, during the time each is engaged in distributing shares covered by this prospectus, each must comply with the requirements of the Securities Act and the Exchange Act, including Rule 10b-5 and Regulation M. Under those rules and regulations, they:

           - may not engage in any stabilization activity in connection with our securities;

           - must furnish each broker that offers Class A common stock covered by this prospectus with the number of copies of this prospectus that are required by each broker; and

           - may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

           In the registration agreement we executed in connection with the March 2000 private placement we agreed to indemnify and hold harmless each selling stockholder against liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact, unless made or omitted in reliance upon written information provided to us by that selling stockholder for use in this prospectus. We have agreed to bear the expenses incident to the registration of the shares, other than selling discounts and commissions.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

           Section 145 of the Delaware General Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement, under the conditions and limitations described in the law, with respect to various lawsuits and other proceedings to which they become a party by reason of the fact that they were serving as our officer, director, employee or agent or of another enterprise at our request. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

           Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. However, a director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director, including injunctive relief or rescission.

           We have purchased a directors and officers liability and reimbursement policy that covers liabilities of our directors and officers arising out of claims based upon acts or omissions in their capacities as directors and officers.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

           For the purposes of this offering, Brown, Rudnick, Freed & Gesmer will pass upon the validity of the shares of Class A common stock covered under this prospectus.

                                     EXPERTS

           The audited consolidated financial statements, including the related notes to those statements, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect to those statements. Those financial statements and report are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving said reports.

================================================================================

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SOLICITING AN OFFER TO BUY ANY SHARES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF _____________, 2000.


                                -----------------
                                TABLE OF CONTENTS
                                -----------------


                                                        Page

        Prospectus Summary                                 1
        Risk Factors                                       2
        Information Regarding
            Forward-Looking Statements                     6
        Where You Can Find More
            Information About Us                           6
        Use of Proceeds                                    7
        Selling Stockholders                               7
        Plan of Distribution                               8
        Indemnification for Securities
            Act Liabilities                                9
        Legal Matters                                      9
        Experts                                            9


                                14,000,000 Shares




                       American Biogenetic Sciences, Inc.




                              Class A Common Stock


                                   ----------
                                   PROSPECTUS
                                   ----------





                                ________ __, 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           Listed below is an estimate of the fees and expenses payable in connection with the proposed offering and sale of the shares. We will bear all of the costs of issuance and distribution as follows:

SEC Registration Fee                         $ 5,890.50
Accounting Fees and Expenses                 $ 5,000.00
Legal Fees and Expenses                      $ 7,500.00
Costs of Printing and Engraving              $ 6,000.00
Miscellaneous                                $   609.50
                                             ----------
           TOTAL                             $25,000.00
                                             ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than a derivative action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with that action, suit or proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify that person against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action or suit if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines that the person is fairly and reasonably entitled to indemnity for those expenses.

           Article VII of the registrant's By-laws provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted under Delaware law. In addition, Article TENTH of the registrant's Restated Certificate of Incorporation provides, in general, that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), as the same exists or hereafter may be amended, or
(iv) for any transaction from which the director derived an improper personal benefit.

           Under the Registration Agreement that we entered into with the selling stockholders, we have agreed to indemnify and hold harmless each selling stockholder, its officers and directors and each person who controls the selling stockholder (within the meaning of the Securities Act or the Securities Exchange
Act), and each underwriter, if any, and each person who controls any underwriter, against any loss, claim, damage, liability or expense arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement (including any prospectus or preliminary prospectus or any amendment thereto) or based on any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any failure by us to perform our obligations under the Registration Agreement in connection with the registration, and to either assume the defense of any claim or pay the indemnified person for legal and other expenses reasonably incurred in connection with investigating and defending such claim; provided that we will not be liable in that case to the extent that any loss, claim, damage, liability or expense results from any untrue statement or omission (or alleged untrue statement or omission) contained in the registration statement (including any prospectus or preliminary prospectus or any amendment thereto) made in reliance upon and in conformity with any information or affidavit furnished to us by any indemnified person (as to which the selling stockholders have each individually agreed to indemnify us, our directors, officers, agents and employees and each of our controlling persons).

           ABS has purchased a Directors and Officers Liability and Reimbursement policy that covers liabilities of directors and officers of ABS arising out of claims based upon acts or omissions in their capacities as directors and officers.

ITEM 16.  EXHIBITS

Exhibit
Number            Document
-------           --------

*4.1 Securities Purchase Agreement, dated as of February 3, 2000, among ABS and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investment 10 L.L.C. and Alfred J. Roach (filed as Exhibit 4.4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 0-19041).

*4.2 Registration Agreement, dated as of March 3, 2000, among ABS and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investment 10 L.L.C. and Alfred J. Roach (filed as
                  Exhibit 4.4(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 0-19041).

5 Opinion of Brown, Rudnick, Freed & Gesmer as to the legality of the Class A Common Stock being offered.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Brown, Rudnick, Freed & Gesmer (included in Exhibit
                  5).

24                Power of Attorney (contained on Signature Page to the
                  Registration Statement).

-----------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

           (a)       The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                               (i) To include any prospectus required by
                      Section 10(a) (3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or
                     events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information included in the Registration Statement;

                               (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under our by-laws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 1st day of May, 2000.

                                              AMERICAN BIOGENETIC SCIENCES, INC.

                                              By: /s/ Alfred J. Roach
                                                 --------------------
                                                 Alfred J. Roach,
                                                 Chairman of the Board

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alfred J. Roach, Josef C. Schoell and Timothy J. Roach and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on the 1st day of May, 2000.

          Signature                                 Title
          ---------                                 -----
/s/ Alfred J. Roach
-------------------------------          Chairman of the Board and Director
Alfred J. Roach

/s/ John S. North
-------------------------------          President, Chief Executive Officer and
John S. North                            Director

/s/ Timothy J. Roach
-------------------------------          Secretary, Treasurer and Director
Timothy J. Roach

/s/ Josef C. Schoell
-------------------------------          Vice President-Finance (Principal
Josef C. Schoell                         Financial and Accounting Officer)



-------------------------------          Director
Gustav Victor Rudolph Born

/s/ Ellena M. Byrne
-------------------------------          Director
Ellena M. Byrne

/s/ Joseph C. Hogan
-------------------------------          Director
Joseph C. Hogan

/s/ Glenna M. Crooks
-------------------------------          Director
Glenna M. Crooks

                                  EXHIBIT INDEX

Exhibit
Number          Document
-------         --------


*4.1 Securities Purchase Agreement, dated as of February 3, 2000, among ABS and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investment 10 L.L.C. and Alfred J. Roach (filed as Exhibit 4.4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 0-19041).

*4.2 Registration Agreement, dated as of March 3, 2000, among ABS and Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Investment 10 L.L.C. and Alfred J. Roach (filed as Exhibit 4.4(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 0-19041).

5 Opinion of Brown, Rudnick, Freed & Gesmer as to the legality of the Class A Common Stock being offered.

23.1            Consent of Arthur Andersen LLP.

23.2            Consent of Brown, Rudnick, Freed & Gesmer (included in Exhibit
                5).

24              Power of Attorney (contained on Signature Page to the
                Registration Statement).


-----------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.